Exhibit 10.21
SINGLE TENANT INDUSTRIAL TRIPLE NET LEASE
This Single Tenant Industrial Triple Net Lease (this “Lease”) is made and entered into as of June 28, 2021 (the “Effective Date”), by and between COLFIN 2019-2D INDUSTRIAL OWNER, LLC, a Delaware limited liability company (“Landlord”), and VELO3D INC., a Delaware corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of this Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Work Letter), Exhibit C (Prohibited Use), Exhibit D (Rules and Regulations), Exhibit E (Confirmation Letter, if required), Exhibit F (Requirements for Improvements or Alterations by Tenant), Exhibit G (Hazardous Materials Survey Form), Exhibit H (Move Out Conditions), Exhibit I (Minimum Service Contract Requirements), Exhibit J (Additional Provisions), Exhibit K (Judicial Reference), Exhibit L (Letter of Credit), and Exhibit M (Prohibited and Restricted Hazardous Materials).
1.    BASIC LEASE INFORMATION.
1.1    “Building” shall mean the industrial building located at 2710 Lakeview Court, Fremont, California.
1.2    “Premises” shall mean the entire Building, including the roof, and the Property. The Premises are outlined on Exhibit A to this Lease. The “Rentable Square Footage of the Premises” is deemed to be approximately 81,394 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Premises is correct.
1.3    “Base Rent”:

Months of Term	Monthly Base Rent
Commencement Date – Last day of the 12th full calendar month of the Term	$134,300.10
First day of the 13th full calendar month of the Term - Last day of the 24th full calendar month of the Term	$138,329.10
First day of the 25th full calendar month of the Term - Last day of the 36th full calendar month of the Term	$142,478.98
First day of the 37th full calendar month of the Term - Last day of the 48th full calendar month of the Term	$146,753.35
First day of the 49th full calendar month of the Term - Last day of the 60th full calendar month of the Term	$151,155.95
First day of the 61st full calendar month of the Term - Termination Date	$155,690.62
Notwithstanding the foregoing, Base Rent in the amount of $134,300.10 per month (the “Abated Base Rent”) shall be abated for the first (1st) five (5) full calendar months of the Term (the “Abatement Period”), provided that at no time is there an Event of Default (defined in Section 18.1) during the Abatement Period; provided, further, that if this Lease is terminated after the Abatement Period due to an Event of Default during the initial sixty-five month Term (defined in Section 1.5), then Tenant shall immediately be obligated to pay to Landlord a fraction of the Abated Base Rent, the denominator of which is 61 and the numerator of which is the number of months remaining in the initial Term after the date of such termination.

1.4    Intentionally Omitted.
1.5    “Term”: The period commencing on the Commencement Date (defined below) and, unless terminated earlier in accordance with this Lease, ending on the last day of the sixty-fifth (65th) full calendar month following the Commencement Date (the “Termination Date”). The “Commencement Date” shall mean the date which is the earlier of (a) the date of Substantial Completion of the Improvements (as such terms are defined in Exhibit B), and (b) the date that is four (4) months after the Delivery Date (as defined in Section 3.2 below). The parties anticipate that the Base Building Renovation Work (as defined in the Work Letter), excluding the re-roofing of the Building, will be completed on or about July 1, 2021 (the “Target Delivery Date”). If the Termination Date does not fall on the last day of a calendar month, then the Termination Date shall be the last day of the calendar month in which the Termination Date would otherwise occur, and the Base Rent rate, per rentable square foot, applicable to the portion of such calendar month so added to the Term shall be the same as that which applies to the preceding portion of such calendar month. Tenant shall have the right to extend the Term in accordance with Exhibit J attached hereto.
1.6    “Allowance(s)”: $1,220,910.00, plus an amount not to exceed $406,970.00, as further described in the attached Exhibit B.
1.7    “Letter of Credit”: Tenant shall provide a letter of credit with Landlord as the beneficiary in the amount of $1,200,000.00, subject to reduction as provided in Section 5.3 of this Lease.
1.8    “Guarantor(s)”: None.
1.9    “Broker(s)”: Nate Zoucha and Vincent Scott of CBRE (“Tenant’s Broker”), which represented Tenant in connection with this transaction, and Jones Lang LaSalle (“Landlord’s Broker”), which represented Landlord in connection with this transaction.
1.10    “Permitted Use”: General office, administration, manufacturing, assembly, and research and development and any other legal use relating to the production, assembly, service and/or use of 3D printers and other comparable or related machinery, appliances, goods, and/or products, subject to Section 2.2 below, as may be permitted under existing laws governing the Premises and for no other use or purpose, unless otherwise approved by Landlord in writing. Landlord makes no warranty that the above-described use is permitted for the Premises under Applicable Laws.
1.11    “Notice Address(es)”:

Landlord:	Tenant:

Colfin 2019-2D Industrial Owner	Velo3D, Inc.
c/o Link Logistics Real Estate Management LLC	511 Division Street
90 Park Avenue, 32nd Floor	Campbell, CA 95008
New York, New York 10016	Attention: CFO
Attention: General Counsel
Email: [***]

With a copy to:

Colfin 2019-2D Industrial Owner
c/o Link Logistics Real Estate Management LLC
602 W. Office Center Drive, Suite 200
Fort Washington, Pennsylvania 19034
Attention: Lease Administration
Email: [***]
1.12    “Property” means the Building and the parcel(s) of land on which it is located (the “Land”) and the parking facilities and other improvements, if any, serving the Building and the parcel(s) of Land on which they are located.
1.13    “Base Building Renovation Work” means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the “Work Letter”) attached to this Lease as Exhibit B.
2.    PREMISES/USE.
2.1    Premises. Landlord hereby leases to Tenant the Premises. Tenant (i) ACCEPTS THE PREMISES "AS-IS," EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS LEASE AND THE WORK LETTER, WITH TENANT ACCEPTING ALL DEFECTS, IF ANY; AND LANDLORD MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES (WITHOUT LIMITATION, LANDLORD MAKES NO WARRANTY AS TO THE HABITABILITY, FITNESS OR SUITABILITY OF THE PREMISES FOR A PARTICULAR PURPOSE, NOR AS TO COMPLIANCE WITH ANY APPLICABLE LAWS (AS HEREIN DEFINED), OR AS TO THE ABSENCE OF ANY TOXIC OR OTHERWISE HAZARDOUS MATERIALS), (ii) acknowledges that the Premises are acceptable for Tenant's particular use, and (iii) waives all claims of defect in the Premises (excluding latent defects and as otherwise expressly provided in this Lease, including the Work Letter) and any implied warranty that the Premises are suitable for Tenant's intended purposes. On the Commencement Date, Landlord shall deliver the Premises broom clean and free of debris with the mechanical, electrical, plumbing, heating, ventilation and air-conditioning, life-safety or other systems and equipment included in the Base Building Renovation Work in good operating condition on the Commencement Date and with the Base Building Renovation Work in compliance with all Applicable Laws, including the ADA, in effect and enforced on the Delivery Date. If a non-compliance with the foregoing exists as of the Commencement Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, commence to rectify same at Landlord’s expense within thirty (30) days of such notice. Tenant hereby acknowledges that the area of the Premises set forth in the Basic Lease Information is approximate only, and Tenant accepts and agrees to be bound by such figures for all purposes in this Lease.
2.2    Use. The Premises shall be used only for the Permitted Use and for no other uses without Landlord's written consent. Tenant's use of the Premises shall be in compliance with and subject to all applicable laws, statutes, codes, ordinances, orders, zoning, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Property, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the "ADA") as the same may be amended from time to time, all Environmental Laws (as defined in Section 15.1), and any covenants, conditions and restrictions encumbering the Land and/or the Property ("CC&Rs") or any supplement thereto recorded in any official or public records with respect to the Property or any portion thereof (collectively, "Applicable Laws"). Tenant shall be responsible for obtaining any permit, business license, or other permits or licenses required by any governmental agency permitting Tenant's use or occupancy of the Premises and for performing, at Tenant’s sole cost, all modifications or additions to the Premises in order to be in ADA compliance. Notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to bring the Building into compliance with ADA, except as expressly provided in the Work Letter. In no event shall the Premises be used for any Prohibited Use (as defined in Exhibit C) or for any federal illegal related activities (e.g., drug-related business). Tenant shall comply with the rules and regulations attached hereto as Exhibit D, together with such additional rules and regulations as Landlord may from time to time prescribe ("Rules and Regulations"). Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises, the Building or the Property to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other neighboring property owners, take any action which would abrogate any warranties, use or allow the Premises to be used for any unlawful purpose or conduct, or permit to be conducted, any auction upon the Premises. Notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible for any Hazardous Materials (as defined in Section 15.1) existing on the Premises as of the date possession of the Premises is delivered to Tenant, except to the extent that Tenant knowingly exacerbates any such pre-existing condition in the Premises.
3.    ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION.
3.1    Commencement Date.    The Commencement Date shall be the date set forth in Section 1.5 above. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) a notice substantially in the form of Exhibit E, as a confirmation of the information set forth therein within thirty (30) days after receiving it from Landlord, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.
3.2    Possession. Landlord shall deliver possession of the Premises to Tenant on the date that the Base Building Renovation Work (as defined in Exhibit B), other than the installation of a new roof, has been completed (the date on which Landlord delivers possession of the Premises to Tenant with the Base Building Renovation Work (other than re-roofing) completed is referred to herein as the “Delivery Date”). The installation of a new roof on the Building shall be performed concurrently with Tenant’s construction of the Improvements (as defined in Exhibit B). Except as otherwise expressly provided in this Section 3.2, Landlord shall not be liable for a failure to complete the Base Building

Renovation Work (excluding the re-roofing) by the Target Delivery Date or deliver possession of the Premises or any other space including as a result of the holdover or unlawful possession of such space by another party, provided, however, Landlord shall use reasonable efforts to obtain possession of any such space. If the Delivery Date does not occur on or before the Target Delivery Date, the Commencement Date for the Premises shall be postponed until the date four (4) months after Landlord delivers possession of the Premises to Tenant free from occupancy by any party with the Base Building Renovation Work completed (excluding the re-roofing, which shall be completed within four (4) months following the Delivery Date). Notwithstanding the foregoing, if the Delivery Date has not occurred on or before July 31, 2021 for any reason other than a delay caused by Force Majeure or a delay caused by Tenant, then (a) commencing on August 1, 2021, Tenant shall accrue one (1) day of free Base Rent and Operating Expenses (at the rate then in effect) for each day of delay until the Delivery Date has occurred, and (b) commencing on September 1, 2021, Tenant shall accrue two (2) days of free Base Rent and Operating Expenses (at the rate then in effect) for each day of delay until the Delivery Date has occurred. The days of abated Operating Expenses shall apply immediately following the actual Delivery Date, and the days of abated Base Rent shall apply to the Base Rent payable immediately following the expiration of six (6) months following the Commencement Date (such 6-month period being the five (5) months of abated Base Rent described in Section 1.3, and the application of the first month of Base Rent payable upon execution of this Lease as provided in Section 4). Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Delivery Date without Landlord’s approval. If Tenant takes possession of or enters the Premises before the Delivery Date, Tenant shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of services requested by Tenant (e.g. electricity or HVAC service), Tenant shall not be required to pay Rent for any entry or possession before the Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property, including the Improvements.
3.3    Early Occupancy. Tenant shall be entitled to early access to the Premises for the sole purpose of installing its telephone and data equipment and trade fixtures and constructing the Improvements in accordance with Exhibit B commencing on the Delivery Date (provided that Tenant has delivered to Landlord prepaid Base Rent and estimated Operating Expenses, the L-C and the insurance certificates required under Section 11 below) and continuing until the Commencement Date. During such early access period, except as provided in the succeeding sentence hereof, all terms, provisions and conditions of this Lease shall apply, including the obligation to pay all utilities consumed at the Premises. Tenant shall not be required to pay Base Rent or Operating Expenses under this Lease during such early occupancy period. Early occupancy to the Premises shall not advance the Termination Date of this Lease. Tenant shall coordinate such early occupancy with Landlord and shall not interfere with the performance of any work or improvements by Landlord and its contractors and subcontractors.
4.    RENT. Tenant shall pay to Landlord the Base Rent, Real Property Taxes (as herein defined) and Operating Expenses (as herein defined), without notice, demand, offset or deduction, in advance, on the first day of each calendar month. All Rent and payments required to be paid by Tenant to Landlord shall be made by Tenant payable to the entity and sent to the address Landlord designates and shall be made by good and sufficient check payable in United States of America currency or by other means acceptable to Landlord or by Electronic Fund Transfer of immediately available federal funds before 11:00 a.m. Eastern Time. Upon the mutual execution and delivery of this Lease, Tenant shall pay to Landlord the first month's Base Rent, and the first monthly installment of estimated Operating Expenses. Within two (2) business days following the mutual execution and delivery of this Lease, Tenant shall deliver to Landlord the L-C (as defined in Section 5.1). If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month. All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder ("Additional Rent"), whether or not such sums are designated Additional Rent. The term "Rent" means the Base Rent and all Additional Rent payable hereunder. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or Additional Rent for more than five (5) days, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum and such delinquent sum shall also bear interest from the date such amount was due until paid in full at the lesser of (i) eight percent (8%) per annum; or (ii) at the maximum rate permitted by law ("Applicable Interest Rate"). Notwithstanding the foregoing, Tenant shall not be obligated to pay such late charge or interest for the first such late payment in any twelve (12) month period, provided that such payment is made within three (3) business days after notice from Landlord that such amount was not paid when due. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.
5.    LETTER OF CREDIT.
5.1    Within two (2) business days after the mutual execution and delivery of this Lease, Tenant shall deliver to Landlord an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Section 1.7 of the Basic Lease Information (the “L-C Amount”), which L-C shall be issued by a solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local Los Angeles, California office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “F1”, and a long term Fitch Rating which is not less than “A” (or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit L, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than one hundred twenty (120) days after the expiration of the Term and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98,

International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease beyond any applicable notice and cure period, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date and Tenant has not provided a replacement letter of credit, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Section 5 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 5.1 above), in the amount of the applicable L-C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Section 5, and, within ten (10) days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Section 5. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 5, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period). Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s sole and reasonable discretion, and the reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

5.2    Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 5.1(H) above), draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.     The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof (except as otherwise provided in clause (II) in the last sentence of Section 5.4 below and in Section 5.9 below), and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.
5.3    The L-C Amount shall initially be equal to $1,200,000.00. Provided that at the time of the reduction of the L-C Amount provided for in this sentence, (i) an Event of Default does not then exist under this Lease, and (ii) Tenant has not previously failed to cure a monetary Event of Default or a material non-monetary Event of Default within any applicable notice and cure period provided under this Lease (in the event of any such Event of Default that is not cured within any applicable cure period provided under this Lease, the right to reduction of the L-C Amount provided in this sentence shall terminate and be of no further force or effect), if (a) Tenant provides documentation reasonably evidencing that Tenant has raised not less than $300,000,000.00 in a merger with a special purpose acquisition company in connection with an initial public offering or other funding event or events after the date of this Lease, the L-C Amount shall be reduced to $800,000.00, (b) Tenant provides audited financials to Landlord evidencing that Tenant has achieved not less than $60,000,000 in revenues in a fiscal year, the L-C Amount shall be reduced to $800,000.00, (c) Tenant provides audited financials to Landlord evidencing that Tenant has achieved not less than $150,000,000 in revenues in a fiscal year, the L-C Amount shall be reduced to $600,000.00, (d) Tenant provides audited financials to Landlord evidencing that Tenant has achieved not less than $60,000,000 in revenues in a fiscal year, then upon the expiration of the thirty-sixth (36th) full calendar month of the Term, the L-C Amount shall be reduced to $622,762.48, or (e) Tenant provides audited financials to Landlord evidencing that Tenant has achieved not less than $150,000,000 in revenues in a fiscal year, then upon the expiration of the forty-eighth (48th) complete calendar month of the Term, the L-C Amount shall be reduced to $311,381.24; provided, that such reduction of the L-C Amount provided in this sentence shall at all times be a right personal to the original Tenant named in this Lease (the “Original Tenant”) and or any Permitted Transferee (as defined in Section 19.2 below) only, and shall terminate and be of no further force or effect in the event the Original Tenant is succeeded to or assigns, subleases or otherwise transfers any interest under this Lease or to the Premises. Subject to the terms and conditions set forth above, Tenant shall have the right to reduce the L-C Amount via the delivery to Landlord of either (x) an amendment to the existing L-C (in form and content reasonably acceptable to Landlord) modifying the L-C Amount to the amount then required under this Section 5.3, or (y) an entirely new L-C (in the form and content otherwise required under this Section 5) in the total L-C Amount then required under this Section 5.
5.4    If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Section 5, and if Tenant fails to comply with the foregoing, the same shall be subject to the below provisions. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole reasonable discretion. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Section 5, Landlord shall have the right to either (x) present the L-C to the Bank in accordance with the terms of this Section 5, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease, or (y) pursue its remedy under as provided below.    In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
5.5    The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and provided that the transferee agrees in writing to assume the obligations of “Landlord” under this Lease, Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every such transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) days after Tenant’s receipt of an invoice from Landlord therefor. In connection with any Transfer permitted under this Lease, such transferee may replace the existing L-C with a substitute L-C meeting the requirements of this Section 5.
5.6    Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 5 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.
5.7    Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to

Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.
5.8    Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:
5.8.1    A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank’s honoring or payment of sight draft(s); or
5.8.2    Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.
5.9    Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the annual rate equal to the lesser of (i) the annual Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by applicable law (the “Interest Rate”), and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Interest Rate from the next installment(s) of Base Rent.
6.    UTILITIES.
6.1    Utilities. Tenant shall pay all charges for heat, water, gas, electricity, telephone, internet and any other utilities and services used on or provided to the Premises, along with any taxes, penalties, and surcharges related thereto and any maintenance and facility charges in connection with the provision of such utilities. Landlord and Tenant acknowledge that Pacific Gas & Electric (“PG&E”) currently provides the infrastructure for a 3,000 amp service and a 2,000 amp service to the Premises. The current transformers located at the Premises are undersized and unable to provide the aggregate 5,000 amp service to the Premises. PG&E is obligated to upgrade the transformers to allow for such aggregate electrical service capacity to the Premises. Prior to the date of this Lease, Tenant has submitted to PG&E (i) an application to upgrade the transformer to support the 3,000 amp service (the “3,000 Amp Service Transformer Upgrade”), and (ii) an application to increase the 2,000 amp service to 4,000 amp service, including upgrading all related equipment (such as the transformer and switchgear) (the “4,000 Amp Service Upgrade”). Tenant shall pay all costs and expenses incurred in connection with the 4,000 Amp Service Upgrade. At no additional cost to Landlord, Landlord agrees to cooperate with Tenant and PG&E in connection with such applications and the proposed upgrades to the electrical power system serving the Premises. If PG&E has not completed the 3,000 Amp Service Transformer Upgrade prior to December 1, 2021 (as such date shall be extended for any delays caused by Tenant) (the “3,000 Amp Service Deadline”), Tenant may require a temporary generator to provide up to an additional 1,000 amp service to the Premises. In such event, Tenant may install a temporary generator at the Premises (the “Temporary Generator”) in accordance with the requirements for the Generator under Section 13.1 of this Lease. Landlord agrees to reimburse Tenant on a monthly basis for the cost of installation and removal of the Temporary Generator (such installation and removal costs not to exceed $25,000) and the variable costs of operation of the Temporary Generator up to the amount of $1,000.00 per day commencing on the 3,000 Amp Service Deadline and continuing until the earlier of (a) the date PG&E completes the 3,000 Amp Service Transformer Upgrade, and (b) May 31, 2022. For the avoidance of doubt, Landlord’s reimbursement obligation under this Section shall not in any event exceed $180,000.00. Landlord shall reimburse Tenant for the cost of the Temporary Generator within thirty (30) days after Landlord’s receipt of documentation reasonably evidencing such costs. Any costs incurred by Tenant after May 31, 2022 relating to the Temporary Generator shall be Tenant’s sole responsibility.
6.2    Interruption of Utilities. Landlord shall have no liability to Tenant for any interruption in utilities or services to be provided to the Premises when such failure is caused by all or any of the following: (a) accident, casualty, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; (e) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord’s control including without limitation, any electrical power “brown-out” or “black-out”; (f) act or default by Tenant or other party; or (g) any other cause beyond Landlord’s reasonable control. In addition, in the event of any such interruption in utilities or services, Tenant shall not be entitled to any abatement or reduction of Rent (except as expressly provided in Section 16 and Section 17 if such failure is a result of any casualty damage or Taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any stoppage or interruption of services or utilities which are not obtained directly by Tenant, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. Tenant hereby waives the provisions of any applicable existing or future law, ordinance or governmental regulation concerning constructive eviction or permitting the termination of this Lease due to an interruption, failure or inability to provide any services (including, without limitation, the provisions of California Civil Code §1932(1)). Under no circumstances shall any public safety power shutoff (“PSPS”), planned maintenance outage or other power shutoff by PG&E or any other utility provider render Landlord liable to Tenant for abatement of rent.
7.    TAXES. Tenant shall pay to Landlord all Real Property Taxes (as herein defined) for each full or partial calendar year during the Term in accordance with the terms and provisions of Section 8 and Section 9 below. “Real Property Taxes” shall mean (a) all taxes, assessments, supplementary taxes, possessory interest taxes, levies, fees, exactions or charges and other governmental charges, together with any interest, charges, fees and penalties in connection therewith, which are assessed, levied, charged, conferred or imposed by any public authority upon the Land, the Building, the Property or any other improvements, fixtures, equipment or other property located at or on the Land, the Building or the Property, all capital levies, franchise taxes, any excise, use, margin, transaction, sales or privilege taxes, assessments, levies or charges and other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease (excluding net income taxes imposed on Landlord unless such net income taxes are in substitution for any Real Property Taxes payable hereunder), including but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Land, Building, Property or Premises, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the share of the Land, Building, Property and Premises of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Land, Building, Property or Premises; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Land, Building, Property or Premises; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Prior to delinquency, Tenant shall pay all taxes and assessments, together with any interest, charges, fees and penalties in connection therewith, levied upon trade fixtures, alterations, additions, improvements, inventories, equipment and other personal property located and/or installed on the Premises by Tenant; and, upon request, Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord. Landlord may, but is not obligated to, contest by appropriate legal proceedings the amount, validity, or application of any Real Property Taxes or liens thereof.
8.    OPERATING EXPENSES.
8.1    Operating Expenses. Tenant shall pay to Landlord all Operating Expenses for each full or partial calendar year during the Term, as provided in Section 9 below. It is intended that this Lease be a "triple net lease," and that the Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable, except as expressly set forth in this Lease. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises or the Property.
8.2    Definition of Operating Expenses.   "Operating Expenses" means the total costs and expenses incurred by Landlord in the ownership, operation, maintenance, repair, replacement and management of the Building and/or the Land, including, but not limited to: (1) repair, replacement, maintenance, utility costs and landscaping of the Building and/or the Property, including, but not limited to, any and all costs of maintenance, repair and replacement of all parking areas (including bumpers, sweeping, striping and slurry coating), driveways, loading and unloading areas, trash areas, outdoor lighting, sidewalks, walkways, landscaping (including tree trimming), irrigation systems, fences and gates and other costs which are allocable to the Building and/or the Property; (2) non-structural maintenance and repair of the roof (and roof membrane), skylights, and exterior walls of the Premises (including exterior painting); (3) the costs relating to the insurance maintained by Landlord as described in Section 11.1 below, including, without limitation, Landlord's cost of any Commercially Reasonable Deductibles or Self-insurance Retentions (as defined below); (4) costs under maintenance contracts for, and the repair and replacement of, the elevators, if any, and all heating, ventilation and air-conditioning (HVAC) systems, but only to the extent maintained by Landlord; (5) maintenance, repair, replacement, monitoring and operation costs of all mechanical, electrical and plumbing systems, but only to the extent maintained by Landlord; (6) maintenance, repair, replacement, monitoring and operation costs of the fire/life safety and sprinkler system (to the extent Landlord is obligated to do so pursuant to Section 12.2); (7) trash collection and snow removal costs; (8) costs of capital improvements or capital replacements (excluding the roof structure) made to or capital assets acquired for the Building, the Property, or the Land after the Commencement Date that are intended to reduce Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Building or the Property or are required under any governmental law or regulation enacted or newly enforced after the Delivery Date or are necessary in order to keep the Building or the Property in good working order; (9) intentionally deleted; (10) any other costs incurred by Landlord related to the Building, the Land and/or the Property including, but not limited to, paving, parking areas, roads, driveways, alleys, mowing, landscape, heating and ventilation; (11) assessments, association fees and all other costs assessed or charged under the CC&Rs, if any, that are attributable to the Land, the Building and/or the Property in connection with any property owners or maintenance association or operator; and (12) a management fee, not to exceed 3% of gross receipts from leases at the Building and/or the Property, for the management of this Lease, the Premises, the Building, the Land and/or the Property including the cost of those services which are customarily performed by a property management services company, whether performed by Landlord or by an affiliate of Landlord or through an outside management company or any combination of the foregoing. If (A) any cost or expense of any repair or replacement described in clauses (1), (2), (4), (5), (6), (8) and (10) above is a capital expenditure (as determined in accordance with sound real estate accounting and management principles consistent with industry standards) or (B) such cost exceeds Twenty Thousand Dollars ($20,000.00), then such cost shall be amortized (including at interest at eight percent (8%) per annum on the unamortized cost) over the useful life of such repair or replacement as determined in accordance with sound accounting principles as customarily used in the real estate industry, consistently applied, and only such amortized cost shall be included in Operating Expenses and only for that portion of the useful life of such item which falls within the Term. As used in this Lease, the term “Commercially Reasonable Deductibles or Self-insurance Retentions” shall mean insurance deductibles or self-insurance retention amounts that are consistent with and comparable to those in place for similarly institutionally owned buildings of comparable value in Alameda County, California, provided that the following amounts shall be deemed commercially reasonable: (1) earthquake insurance deductibles up to 5.0% of the total insurable value of the Building per occurrence, and (2) any other insurance deductibles up to $25,000.00 per occurrence; provided, however that any earthquake deductible shall be amortized (including at interest at eight percent (8%) per annum on the unamortized cost) over a 20 year period and the cost of each repair or replacement funded by any Commercially Reasonable Deductibles or Self-insurance Retentions (other than an earthquake deductible) shall be amortized over its useful life (including at interest at eight percent (8%) per annum on the unamortized cost), as determined in accordance with sound accounting principles as customarily used in the real estate industry, consistently applied.
Notwithstanding the foregoing provisions of this Section 8.2, Operating Expenses shall not include (i) except as are required under any governmental law or regulation enacted or newly enforced after the Delivery Date, any capital expenditures relating to the structural portions of the roof (but not the roof membrane), foundation, structural components of the Building, including the floor slab (not caused by Tenant’s excessive load beyond slab rating), structural columns, and exterior walls of the Building; (ii) repairs to the extent covered by insurance proceeds that are actually received by Landlord, or paid by Tenant or other third parties; (iii) intentionally deleted; (iv) marketing expenses; (v) any cost or expense associated with compliance with any laws, ordinances, rules or regulations in effect and enforced prior to the Commencement Date regarding any condition existing in the Building or on the Land or in the Property if such condition existed prior to the Commencement Date (for purposes of this subsection (v) a change in interpretation of or change in the procedures for enforcing an existing law will be the equivalent of a new law); (vi) costs arising from latent defects in the Building or improvements installed by Landlord or the repair thereof; (vii) fines, costs and fees incurred due to the violation by Landlord of laws and/or the terms and conditions of this Lease; (viii) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Property to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (ix) Real Property Taxes; (x) depreciation; (xi) legal, auditing, consulting and professional fees (other than those legal, auditing, consulting and professional fees necessarily incurred in connection with the normal and routine maintenance and operation of the Premises, the Building and/or the Property) paid or incurred in connection with the negotiation or consummation of leases, financings, refinances, sales, acquisitions, obtaining of permits or approvals, zoning proceedings or actions, environmental permits or actions, lawsuits, further development of the Property or any other extraordinary transactions, occurrences or events; (xii) cost of repairs, replacements or other work occasioned by fire, windstorm, earthquake or other casualty (excluding Commercially Reasonable Deductibles or Self-insurance Retentions), or the exercise by governmental authorities of the right of eminent domain; (xiii) penalties and interest for late payment, including, without limitation, taxes, insurance, equipment leases and other past due amounts; (xvi) bad debts, rent loss, or reserves for bad debt or rent loss; (xvii) mortgage payments and ground lease payments; (xviii) costs incurred in connection with the correction of latent defects in the original construction of the Building or in the Base Building Renovation Work; (xix) contributions to operating expense reserves; (xx) contributions to charitable organizations; (xxi) the cost of repair necessitated by the negligence of Landlord, its agents, employees, or contractors; (xxii) the cost of acquiring, installing, moving, insuring or restoring objects of art (excluding repair and maintenance costs); (xxiii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits to the extent such wages, salaries and other compensation and benefits are in excess of the amounts fairly attributable to the Property (as opposed to any other properties owned by Landlord or any of its affiliates); and (xxiv) insurance deductibles and/or self-insurance retention amounts in excess of Commercially Reasonable Deductibles or Self-insurance Retentions. Without limiting the generality of the preceding sentence, in no event shall the costs of the following repairs or replacements arising in the first year following the Delivery Date be included in Operating Expenses or otherwise be payable by Tenant: (y) repairs and/or replacements of any of the mechanical, electrical, plumbing, heating, ventilation and air-conditioning, life-safety or other systems and equipment included in the Base Building Renovation Work, except to the extent such repairs and/or replacements are necessary due to Tenant’s alterations, modifications, abuse, misuse or overuse thereof, and (z) repairs that are necessary so that the roof and windows of the Building are watertight, except to the extent such repairs of the roof are required as a result of Tenant’s use thereof, and except to the extent such repairs of the windows are necessary due to Tenant’s alterations, modifications, abuse or misuse thereof.
8.3    Controllable Operating Expense Cap. Notwithstanding anything to the contrary set forth in this Section 8, the aggregate “Controllable Operating Expenses” (as hereinafter defined) included in the Operating Expenses in any calendar year after the 2022 calendar year shall not exceed the “CAM Cap” (as hereinafter defined), but with no limit on the amount of Controllable Operating Expenses which may be included in the Operating Expenses incurred during the 2022 calendar year. For purposes of this Lease, (a) “Controllable Operating Expenses” shall mean all Operating Expenses (as adjusted in accordance with Section 8.3) except: (i) Real Property Taxes and all other taxes and assessments, (ii) costs of the premiums for the insurance policies maintained by Landlord under Section 8.2(3), (iii) utility costs, (iv) trash removal costs, (v) Landlord’s management fee, and (vi) other expenses which are not within Landlord’s reasonable control, and (b) “CAM Cap” shall mean the aggregate Controllable Operating Expenses included in the Operating Expenses for the 2022 calendar year, increased by five percent (5%) per year on a cumulative, compounded basis.
9.    ESTIMATED EXPENSES.
9.1    Payment. "Estimated Expenses" for any particular year shall mean Landlord's estimate of Operating Expenses and Real Property Taxes for a calendar year. Tenant shall pay Estimated Expenses with installments of Base Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year. If at any time Landlord determines that Operating Expenses and/or Real Property Taxes are projected to vary from the then Estimated Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord the revised Estimated Expenses for such year. Landlord shall use commercially reasonable efforts to deliver to Tenant by January 1 of each year during the Term Landlord’s good faith estimate of the Operating Expense for such year and a copy of the then current bill for the Real Property Taxes. If Landlord does not provide Tenant with an estimate of the Operating Expenses and a copy of the then current bill for the Real Property Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate.

9.2    Adjustment.     "Operating Expenses and Real Property Taxes Adjustment" (or "Adjustment") shall mean the difference between Estimated Expenses, on the one hand, and actual Operating Expenses and Real Property Taxes, collectively, on the other hand, for any calendar year. Promptly after the end of each calendar year, Landlord shall deliver to Tenant a statement of Operating Expenses and Real Property Taxes for such calendar year, accompanied by a computation of the Adjustment. If Tenant's payments for estimated Operating Expenses are less than actual Operating Expenses, or if Tenant’s payments of estimated Real Property Taxes are less than actual Real Property Taxes, then Tenant shall pay the difference within twenty (20) days after receipt of such statement. Tenant's obligation to pay such amount shall survive the expiration or termination of this Lease. If Tenant's payments for Operating Expenses and Real Property Taxes exceed actual Operating Expenses and actual Real Property Taxes, then so long as a monetary Event of Default or a material non-monetary Event of Default by Tenant has not occurred Landlord shall credit such excess amount to future installments of Base Rent and estimated Operating Expenses and Real Property Taxes for the next calendar year (or pay to Tenant such excess in the event the Term has expired). If a monetary Event of Default or a material non-monetary Event of Default by Tenant occurs, Landlord may, but shall not be required to, credit such amount to Rent arrearages.
9.3    Audit Right. If requested by Tenant within ninety (90) days of the delivery of the annual reconciliation, Landlord shall provide or make available the supporting data upon which the actual Operating Expenses were calculated for Tenant’s review. After delivery to Landlord of at least sixty (60) days prior written notice at any time during such ninety (90) day period, Tenant, at its sole cost and expense through any reputable accountant of national standing designated by it, shall have the right to examine and/or audit the books and records evidencing such expenses for the previous one (1) calendar year, during Landlord’s reasonable business hours but not more frequently than once during any calendar year. Tenant may not compensate any such accountant on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents or Tenant’s employees, accountants, real estate advisors, financial advisors and attorneys and as may be required by law or in any litigation or dispute arising out of such audit. If the audit accurately indicates that Landlord’s determination of Operating Expenses are overstated or understated, the overstatement or understatement, as the case may be, shall be reconciled in the same manner as provided in Section 9.2 above, and if the audit accurately indicates that Landlord’s determination of Operating Expenses overstated the actual Operating Expenses by at least five percent (5%), then provided that no monetary Event of Default has occurred, Landlord shall give Tenant a credit against future rental amounts for an amount equal to the reasonable and actual cost of the audit incurred by Tenant (in no event shall such credit exceed $5,000.00). Landlord and Tenant each shall use its commercially reasonable efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such expenses.
10.    INDEMNITY AND WAIVER OF CLAIMS.
10.1    Indemnity. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord's affiliated entities, and each of their respective trustees, members, managers, principals, beneficiaries, partners, directors, officers, employees, shareholders, Mortgagees, agents, contractors, successors and assigns (individually and collectively, "Indemnitees") from and against any and all claims, judgments, causes of action, damages, obligations, penalties, fines, taxes, costs, liens, liabilities, losses, charges and expenses, including without limitation all attorneys' fees and other professional fees (collectively referred to as “Losses”) which may be imposed upon, incurred by or asserted against Landlord or any of the Indemnitees at any time during or after the Term by any third party and arising out of or in connection with (1) any Event of Default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or (2) any damages or injury occurring in the Premises, Tenant's use of the Premises, any acts or omissions (including violations of Applicable Laws) of Tenant or any Tenant Party, the conduct of Tenant's business, or any activity, work or things done, permitted or suffered by Tenant or any Tenant Party in or about the Premises, the Building, or the Property, except to the extent caused by Landlord's gross negligence or willful misconduct. Landlord reserves the right to retain counsel for its defense, in which case Tenant shall be responsible for the costs of such defense. The obligations of Tenant under this Section 10 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.
10.2    Waiver of Claims. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of illness or injury to persons in, upon or about the Premises, the Building, the Land or other portions of the Property arising from any cause and all risk of damage to property including, but not limited to, Tenant's Property and all Alterations in, upon or about the Premises, the Building, the Land or other portions of the Property arising from any cause and Tenant hereby expressly releases Landlord and the Indemnitees and waives all claims in respect thereof against Landlord and the Indemnitees; provided, however, subject to Section 11.3.5, the foregoing release and waiver shall not apply to the extent such claims are caused by Landlord's gross negligence or willful misconduct. Without limiting the generality of the foregoing, Landlord shall not be liable for any damages arising from any act or neglect of any contractor or other tenant, if any, of the Building or the Property or Landlord's failure to enforce the terms of any agreements with parties other than Tenant.
11.    INSURANCE.
11.1    Landlord. Landlord shall maintain insurance through individual policies insuring the Building against fire and extended coverage (including, if Landlord elects, "special cause of loss form" coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles in the form and endorsements of such coverage as selected by Landlord (provided that such endorsements are commercially reasonable and are comparable to those in place for similarly institutionally owned buildings of comparable value in Alameda County, California, and provided further that all deductibles and self-insured retention amounts are Commercially Reasonable Deductibles or Self-insurance Retentions), together with business interruption insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve (12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. The Building may be included in a blanket policy or captive insurance program. Tenant shall pay to Landlord, as a portion of the Operating Expenses, the costs of the insurance coverages described herein, including, without limitation, Landlord's cost of any deductible or self-insurance retention, provided that all deductibles and self-insured retention amounts are Commercially Reasonable Deductibles and Self-insurance Retentions.
11.2    Tenant.   Tenant shall, at Tenant's expense, obtain and keep in force at all times the following insurance (and any other commercially reasonable form(s) of insurance Landlord may reasonably require from time to time) in the following coverage amounts, which coverage amounts Landlord may reasonably increase from time to time upon reasonable advance written notice to Tenant in the event Tenant’s operations change or Landlord otherwise reasonably determines that such coverage amounts are inadequate under the circumstances:
11.2.1    Commercial General Liability Insurance (Occurrence Form).   A policy of commercial general liability insurance ("CGL Policy") (occurrence form) having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) aggregate per location (if Tenant has multiple locations) with deductible amounts that are reasonably acceptable to Landlord (and its lender, if applicable), providing coverage for defense costs outside of the policy limits and including coverage for, among other things, bodily injury, personal injury, property damages arising out of Tenant’s operating and contractual liabilities, including coverage formerly known as broad form, blanket contractual liability for both oral and written contracts, premises and operations, products/completed operations, owners and contractors protective, personal and advertising injury, and with an "Additional Insured-Managers or Lessors of Premises Endorsement" and containing the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The CGL Policy shall delete the exclusion for operations within fifty (50) feet of a railroad track (railroad protective liability), if applicable, and if applicable, and, if necessary, Tenant shall provide for restoration of the aggregate limit. The CGL Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease;
11.2.2    Automobile Liability Insurance. Business automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles;
11.2.3    Workers' Compensation and Employer's Liability Insurance.     Workers' compensation insurance having limits not less than those required by applicable state and federal statute, and covering all persons employed by Tenant, including volunteers, in the conduct of its operations on the Premises, together with employer's liability insurance coverage in the amount of at least One Million Dollars ($1,000,000.00);
11.2.4    Property Insurance. "All risk" or "special cause of loss form" property insurance including coverage for vandalism, malicious mischief, sprinkler leakage and, if applicable, boiler and machinery comprehensive form, insuring (1) Tenant's fixtures, furniture, equipment (including electronic data processing equipment, if applicable), merchandise, inventory, and all other personal property and other contents contained within the Premises (collectively "Tenant's Property") and (2) the Improvements and the Alterations (as hereinafter defined) in an amount equal to the then applicable full replacement cost thereof. Landlord shall be designated as a loss payee with respect to Tenant's property insurance on any Alterations. In the event property of Tenant’s invitees or customers are kept in the Premises or the Property, Tenant shall maintain warehouser’s legal liability or bailee customers insurance for the full value of the property of such invitees or customers as determined by the warehouse contract between Tenant and its customer;
11.2.5    Business Interruption. Loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings for a period of not less than twelve (12) months, attributable to all perils included in the "all risk" or "special cause of loss form" property insurance policy required in Section 11.2.4 above or attributable to prevention of access to the Premises as a result of such perils; and
11.2.6    Environmental Insurance.    If Tenant handles, stores or utilizes Hazardous Materials in its business operations, Pollution Legal Liability Insurance and/or Environmental Impairment Insurance covering claims for damage or injury caused by hazardous materials, including, without limitation, bodily injury, wrongful death, property damage, including loss of use, removal, cleanup and restoration or work and material necessary to return the Premises and any other property of whatever nature located on the Premises to their condition existing prior to the appearance of Tenant’s hazardous materials on the Premises. If such coverage is required, Landlord shall determine limits of liability.
11.2.7    Umbrella/Excess Insurance.    An umbrella liability policy or excess liability policy having a limit of not less than Five Million Dollars ($5,000,000.00), which policy shall be in "following form" and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. Such umbrella liability policy or excess liability policy shall include coverage for additional insureds.
11.3    General.
11.3.1    Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies authorized to do business in the state in which the Premises are located and having a "Financial Strength Rating" of at least "A-VIII" (or such higher rating as may be required by a Mortgagee [as herein defined] having a lien on the Premises) as determined by A.M. Best Company.
11.3.2    Certificates of Insurance.     Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in the form of ACORD 28 (Evidence of Commercial Property Insurance) and ACORD 25-S (Certificate of Liability Insurance) (or in a form acceptable to Landlord in its reasonable discretion), no later than seven (7) days after the Effective Date of this Lease (but in any event prior to any entry onto the Premises by Tenant or any employee, agent or contractor of Tenant). Upon request, Tenant shall also provide to Landlord a true, correct and complete copy of the actual insurance policy for all insurance required to be maintained by Tenant hereof. Tenant shall, at least ten (10) days prior to expiration of any required coverage, furnish Landlord with certificates of renewal or "binders" thereof. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements in Section 11.2 have been met, and failure of Landlord to demand such evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and costs suffered or incurred by Landlord (including litigation costs and attorneys’ fees and expenses) resulting from said failure. If Tenant fails to deliver any certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Term without Landlord’s prior written consent, Landlord may obtain such insurance and charge the cost thereof to Tenant which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent or impose on Tenant, as Additional Rent, a monthly delinquency fee, for each month during which Tenant fails to comply with the foregoing obligation, in an amount equal to five percent (5%) of the Base Rent then in effect.
11.3.3    Additional Insureds; Primary Coverage. Landlord, Landlord's Mortgagee, if any, any property management company of Landlord for the Premises, and any other party designated by Landlord shall be named as additional insureds ("Additional Insureds") under Insurance Services Office ("ISO") endorsement CG 201011 85 or equivalent under all of the policies required by Sections 11.2.1, 11.2.2, 11.2.6 and 11.2.7, and such endorsement shall be included with the certificates to be provided to Landlord pursuant to Section 11.3.2 above. The policies carried or required to be carried by Tenant pursuant to Sections 11.2.1, 11.2.2, 11.2.6 and 11.2.7 shall provide for severability of interest and shall be primary as respects the Additional Insureds, and any insurance maintained by the Additional Insureds shall be excess and non-contributing. Landlord is to be insured as its interests may appear and is to be designated as a loss payee on the insurance required to be maintained by Tenant pursuant to Section 11.2.4.
11.3.4    Limits of Insurance. The limits and types of insurance maintained by Tenant shall not limit Tenant's liability under this Lease, except as expressly provided in Section 11.3.5 below.
11.3.5    Mutual Waiver of Subrogation. Each party waives (and shall cause its insurance carrier issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be) any right of recovery against the other for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. The failure of a party to insure its property shall not void this waiver. Neither party, nor its officers, directors, employees, managers, agents, or contractors, shall be liable to the other for any business interruption loss incurred, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents and contractors for such business interruption loss from any cause whatsoever, including, but not limited to damage caused in whole or in part, directly or indirectly, by the negligent acts of the other party at the Premises or the Property. For purposes of this Section 11.3.5, any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.
11.3.6    Notification of Incidents. Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accidents or incidents in the Premises, the Building or the Property which could give rise to a claim under any of the insurance policies required under this Section 11.
12.    REPAIRS AND MAINTENANCE.
12.1    Tenant Obligations. Except as otherwise expressly provided in Section 12.2, Tenant, at Tenant's sole cost and expense, shall keep and maintain the interior and exterior of the Premises in good, clean and safe order, condition and repair, including replacement (as necessary), including, without limitation, the following: loading docks, roll up doors and ramps; floors, subfloors and floor coverings; walls and wall coverings (excluding painting of exterior walls); doors, locks and other locking devices, windows, glass and plate glass; ceilings, skylights, and lighting systems; all plumbing, electrical and mechanical equipment and systems inside or exclusively serving the Premises; all heating, ventilating and air conditioning equipment and systems inside or exclusively serving the Premises (subject to Landlord's rights described below); and wiring, appliances and devices using or containing refrigerants, or otherwise attached to or part of Tenant's trade-fixtures and/or equipment. Tenant shall enter into a regularly scheduled preventive maintenance/service contract ("Service Contract") with a maintenance contractor reasonably acceptable to Landlord for servicing all heating ventilation, and air conditioning systems and equipment inside or exclusively serving the Premises (collectively, the "HVAC System"), which Service Contract shall at a minimum comply with the requirements set forth on Exhibit I attached hereto. Tenant shall deliver full and complete copies of the Service Contract (and any other service contracts entered into by Tenant) to Landlord within one hundred twenty (120) days after the Commencement Date. Notwithstanding the foregoing, Landlord may elect to maintain the Service Contract respecting the HVAC System, in which case Tenant shall reimburse Landlord within thirty (30) days after Landlord's demand for the cost of the Service Contract and shall promptly undertake and complete the repairs and/or replacements recommended by such maintenance contractor during the Term of this Lease. Tenant shall also be responsible at its sole cost and expense for repairing all damage to the roof resulting from Tenant’s use thereof. All repairs and replacements by Tenant shall be made and performed: (1) at Tenant's cost and expense and at such time and in such manner as Landlord may designate, (2) by certified contractors or mechanics reasonably approved by Landlord, (3) so that same shall be at least equal in quality, value and utility to the original work or installation, (4) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Building or any of the mechanical, electrical, plumbing or other systems in the Building or the Property, and (5) in accordance with the Rules and Regulations and all Applicable Laws. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under this Lease, which failure continues at the end of fifteen (15) days following Tenant's receipt of written notice from Landlord stating the nature of the failure, or in the case of an emergency immediately without prior notice, Landlord shall have the right to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant's sole cost and expense (including a sum for overhead to Landlord equal to ten percent (10%) of the costs of maintenance, repairs or refurbishing). Tenant shall maintain written records of maintenance and repair and shall deliver copies thereof to Landlord upon request.
Subject to Tenant’s indemnification of Landlord as set forth in Section 10.1 above, and without relieving Tenant of liability for any damage caused by Tenant or resulting from Tenant’s failure to exercise and perform good maintenance practices, if during the Term any (a) capital repairs or replacements to any of the heating, ventilation and air-conditioning units serving the Premises (each, a “HVAC Unit”) are required or necessary for the operation of the Premises as determined by Landlord in its reasonable discretion (which repairs or replacement are not caused by Tenant’s misuse of the HVAC system or failure to maintain such HVAC Unit, in which case Tenant shall be responsible for such repairs or replacement caused by misuse or failure to maintain such HVAC Unit), or (b) capital upgrades to the Premises are required to comply with applicable laws, except to the extent such upgrades are required or triggered as a result of Tenant’s specific use or improvements (including Alterations) to the Premises, and the cost of either of the capital items described in subparagraph (a) or (b) above exceeds $20,000.00 (a “Capital HVAC or Upgrade Expenditure”), Landlord shall perform such work and Tenant shall reimburse Landlord for the cost of such Capital HVAC or Upgrade Expenditure provided that such cost shall be amortized (including interest on the unamortized cost) over its useful life (but in no event less than five (5) years) as determined in accordance with Landlord’s sound accounting principles. Such reimbursement amount shall be added to Operating Expenses and shall be paid concurrently with and in the same manner as Operating Expenses. Notwithstanding the foregoing, Tenant shall perform such capital repairs, replacements or upgrades, at Tenant’s sole cost and expense, which cost $20,000.00 or less or which is caused by Tenant or Tenant’s failure to perform good maintenance practices or that is required as a result of Tenant’s particular use of, or improvements to, the Premises.
12.2    Landlord Obligations. Landlord shall repair damage to structural portions of the roof, foundation and load-bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Building; provided, (a) to the extent such damage is caused by an act or omission of Tenant, or any Tenant Party, then such repairs shall be at Tenant's sole expense (subject, however, to Section 11.3.5) and (b) Landlord shall not be required to make any repair resulting from (1) any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (2) the installation, moving, use or operation of Tenant's Property, (3) Tenant's use or occupancy of the Premises in violation of Section 15 of this Lease, (4) fire and other casualty, except as provided by Section 16 of this Lease, or (5) condemnation, except as provided in Section 17 of this Lease. In addition, Landlord shall be responsible for the maintenance, repair and replacement of the portion of the Property outside of the Building, and any appurtenances and every part thereof, including but not limited to glazing, sidewalks, parking areas and painting of the exterior walls, and the costs incurred in connection therewith shall be passed through to Tenant as Operating Expenses (subject to Section 8.3 above); provided that the parking lot shall not be re-surfaced (excluding re-sealing and striping) and the roof membrane of the Building will not be re-coated until after the seventh (7th) anniversary of the Commencement Date and the parking lot shall not be re-surfaced until after the seventh (7th) anniversary of the Commencement Date (except that the parking lot may be re-sealed and re-striped once in the initial sixty-five (65) month Term of this Lease and once in the Extension Term. There shall be no abatement of Rent during the performance of such work. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant's use of the Premises during any repairs by Landlord. Tenant waives any right to repair the Premises, the Building and/or the Property at the expense of Landlord under any Applicable Laws.
Notwithstanding anything to the contrary contained in this Lease, (a) if Tenant provides written notice to Landlord that certain repairs are required to the Premises, (b) such repairs are Landlord’s obligation under this Section 12.2, (c) the failure to perform such repairs adversely affects the conduct of Tenant’s business from, or Tenant’s use of, the Premises, and (d) Landlord fails to commence such repairs within a reasonable period of time, given the circumstances, after the receipt of such written notice (but in any event not later than thirty (30) days after receipt of such notice) and to thereafter diligently prosecute such corrective action to completion, then Tenant may deliver to Landlord a second written notice, which notice must contain the caption “Notice of Self-Help,” specifying that unless Landlord commences the performance of such repairs five (5) business days of such second notice and completes the performance of such repairs within thirty (30) days of such second notice (provided that if the nature of such repairs is such that more than thirty (30) days after such notice are reasonably required for its performance, then such thirty (30) day time period shall be extended by the amount of time reasonably required to complete such repairs), Tenant will take the required action. If such repairs are the obligation of Landlord under this Lease and are not commenced by Landlord within such five (5) business day period and thereafter diligently pursued to completion, then Tenant shall be entitled to perform such repairs and receive prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action. In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord at the Premises for work unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings located in the vicinity of the Premises. Promptly following completion of any work taken by Tenant pursuant to this Section, Tenant shall deliver a reasonably detailed invoice of the work completed, the materials used and the costs relating thereto and Landlord shall reimburse Tenant within ten (10) business days of receipt of such invoice.
13.    ALTERATIONS.
13.1    Trade Fixtures; Alterations; Generator License; Argon Tank License. Subject to limitations set forth in this Lease, Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that all alterations are done in compliance with Exhibit F and such items are installed and are removable without structural or material damage to the Premises, or the Building. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall be conditioned upon Tenant's compliance with the provisions of Exhibit F and any other applicable requirements of Landlord regarding construction of improvements and alterations. If Landlord does not respond to a written request from Tenant made in accordance with Exhibit F within ten (10) business days, then Landlord shall be deemed to disapprove such request. If requested by Landlord, Tenant shall file a notice of completion after completion of such work in accordance with Section 8182 of the Civil Code of the State of California or any successor statute and provide Landlord with a copy thereof. At Tenant’s sole cost and expense and in accordance with plans approved by Landlord and Tenant’s compliance with the other requirements for Alterations contained in this Section 13 and Exhibit F, Landlord hereby consents to (a) Tenant’s installation of a fence around a portion of the yard area in the location and size approved by Landlord (which approval shall not be unreasonably withheld), and (b) Tenant’s installation of a portable crane system in the Premises (collectively, the “Approved Alterations”). Notwithstanding the foregoing, Tenant shall have the right without Landlord’s consent but upon ten (10) business days’ prior notice to Landlord to make cosmetic, non-structural alterations to the Premises (“Permitted Alterations”) in accordance with the terms of this Lease, provided that such alterations do not (i) affect the exterior of the Premises, the Building or the Property (nor may such alterations be visible from the exterior of the Building), (ii) affect the Building’s electrical, ventilation, plumbing, elevator, mechanical, air conditioning or any other systems therein, (iii) exceed $100,000.00 per year in the aggregate, or (iv) require a building permit.
Subject to the terms and conditions of this Lease, including Tenant’s compliance with the other requirements for Alterations contained in this Section 13 and Exhibit F, Landlord hereby grants to Tenant (i) an irrevocable license (the “Generator License”) for the Term to install a back-up generator and all necessary wiring, cabling and conduits between the generator and the electrical room of the Premises (collectively, the “Generator”), in a location outside of the Premises approved by Landlord, which approval shall not be unreasonably withheld (the “Generator License Area”), for the sole limited purpose of providing Tenant with an emergency power supply for the Permitted Use, and (ii) an irrevocable license (the “Argon Tank License”) for the Term to install an argon tank and all necessary conduits between the argon tank and the Premises (collectively, the “Argon Tank”), of a size and in a location outside of the Premises approved by Landlord, which approval shall not be unreasonably withheld (the “Argon Tank License Area”), for the sole limited purpose of being used by Tenant in connection with the Permitted Use. The Generator, Generator License Area, Argon Tank and Argon Tank License Area shall not be located within or interfere with any parking spaces at the Premises, provided that if any interference does occur, any compromised parking spaces shall be deducted from the number of parking spaces allocated to Tenant under this Lease. The type and size of the Generator and Argon Tank are subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Tenant shall, at Tenant’s sole cost and expense, obtain the Generator to be placed in the Generator License Area and the Argon Tank to be placed in the Argon Tank License Area. The Generator and Argon Tank shall be fully screened in a manner reasonably acceptable to Landlord. The Generator License and Argon Tank License shall commence on the date of this Lease and shall automatically expire on the earlier of the date of the expiration or earlier termination of this Lease. With the exception of minor modifications reasonably required pursuant to the following sentence, emergencies and except as otherwise provided herein, Tenant shall make no alterations, improvements or changes of any kind to the Generator License Area or the Argon Tank License Area without first obtaining the written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. Tenant, at Tenant’s sole cost and expense, shall make or cause to be made such repairs and take such action as is necessary to maintain the Generator and Argon Tank in good working order and the Generator License Area and Argon Tank License Area in a clean and safe condition (reasonable wear and tear and casualty and condemnation damage excepted) and to comply with all applicable laws pertaining to the use, operation, enjoyment, repair, and maintenance of the Generator, the Generator License Area, the Argon Tank and the Argon Tank License Area. Landlord may elect for Tenant to remove the Generator from the Generator License Area and/or the Argon Tank from the Argon Tank License Area by delivering written notice of such election to Tenant no later than sixty (60) calendar days prior to the expiration of the Generator License and/or the Argon Tank License or thirty (30) calendar days after the earlier termination of this Lease. If Landlord does not make such election, on or before the date sixty (60) calendar days prior to the expiration of the Generator License and the Argon Tank License or the date two (2) business days after the termination of the Generator License and the Argon Tank License, Tenant may elect to remove the Generator from the Generator License Area and the Argon Tank from the Argon Tank License Area by delivering written notice of such election to Landlord. If either of such elections are made, Tenant shall remove the Generator, as applicable, from the Generator License Area, the Argon Tank, as applicable, from the Argon Tank License Area, remove all debris from and sweep the Generator License Area and/or the Argon Tank License Area and surrender the Generator License Area and/or the Argon Tank License Area, as applicable, to Landlord in substantially the same condition as received, reasonable wear and tear and damage by casualty excepted; provided, however, that if Tenant uses concrete pads existing at the Premises as of the date of this Lease, Tenant shall have no obligation to remove such existing concrete pads in the Generator License Area and/or in the Argon Tank License Area. Such removal shall be completed by Tenant on or before the date thirty (30) calendar days after the date of such election made by either Landlord or Tenant. In the event that either Landlord or Tenant elects to have Tenant remove the Generator and/or the Argon Tank, as applicable, and Tenant fails to remove the Generator and/or the Argon Tank as provided above, Landlord shall have the right to remove Generator and/or the Argon Tank, as applicable, at Tenant’s sole cost and expense. Tenant shall reimburse Landlord for all actual costs and expenses incurred by Landlord associated with any such removal. If neither party elects for the Generator and/or the Argon Tank to be removed as provided above, Tenant shall have no obligation to remove the Generator and/or the Argon Tank, as applicable, Tenant shall surrender the Generator and/or the Argon Tank, as applicable, to Landlord in good working order, normal wear and tear excepted, and otherwise in its “as is, where is” condition and the Generator and/or the Argon Tank, as applicable, shall become the property of Landlord following the expiration or earlier termination of the Generator License or the Argon Tank License, as applicable. Such restoration, reimbursement and maintenance obligations of Tenant shall survive the expiration or earlier termination of the Generator License and the Argon Tank License only in the event that any of the aforementioned obligations of Tenant have not been fully performed. Tenant shall indemnify, defend and hold harmless Landlord and the Landlord’s Indemnitees from any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses whatsoever related to or connected in any manner with Tenant’s use of the Generator or the Argon Tank, or the breach by Tenant of any of the obligations imposed under this Section. This indemnification clause shall survive the termination or revocation of the Generator

License and the Argon Tank License. At all times during the term of the Generator License and the Argon Tank License and at Tenant’s sole cost and expense, Tenant shall comply with all laws, ordinances, regulations, orders and judgments pertaining to the use of the Generator and the Argon Tank, including, but not limited to, obtaining all necessary permits required for the installation and operation of the Generator and the Argon Tank.
Tenant agrees that except as necessary to repair, maintain or operate the Generator and the Argon Tank and in accordance with all applicable laws, Tenant will not use, handle, generate, treat, store or dispose of, or permit the use, handling, operation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Generator License Area or the Argon Tank License Area, now or at any future time in violation of any applicable laws, and will remediate, in a manner required by any applicable laws as reasonably approved in writing by Landlord, any Hazardous Materials found to exist on the Generator License Area or the Argon Tank License Area if required by such laws. Tenant further will indemnify, defend (with counsel reasonably approved by Landlord) and save Landlord harmless from any and all actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup or other environmental remedial work, which may arise in connection with the existence of Hazardous Materials on the Generator License Area, the Argon Tank License Area or the Premises during the term of the Generator License or the Argon Tank License, as applicable, but only to the extent the existence of any such Hazardous Materials results from the acts or omissions of Tenant or any Tenant Party. Without limiting Tenant’s insurance obligations under this Lease, Tenant shall procure and maintain during the term of the Generator License and the Argon Tank License, at Tenant’s sole cost and expense, a policy or policies of commercial general liability insurance on an “occurrence” basis against claims for personal injury liability, including without limitation, bodily injury, death, property damage liability and contractual liability for obligations assumed under this Section 13.1 (including, without limitation, the indemnity provided above), with a combined single limit of Five Million Dollars ($5,000,000.00) issued on an occurrence basis. Tenant may satisfy the foregoing requirement by providing Landlord, with evidence reasonably satisfactory to Landlord that the commercial general liability insurance required to be carried and maintained by Tenant under this Lease covers the Generator License Area and the Argon Tank License Area. Tenant shall maintain such coverage for the duration of the Generator License and the Argon Tank License.
13.2    Damage; Removal. Subject to the provisions of Section 13.1 above, upon the expiration or earlier termination of this Lease, Tenant shall remove any or all trade fixtures, alterations, additions, improvements and partitions ("Alteration(s)"), including the Approved Alterations and Permitted Alterations, made or installed by or for the benefit of Tenant and repair all damage caused by the installation or removal thereof; provided, however, Landlord may require Tenant to have all or any portion of such items designated by Landlord to remain at the Premises, in which event they shall be and become the property of Landlord upon the expiration or earlier termination of this Lease (provided that Tenant shall have the right to remove the Generator and the Argon Tank in accordance with the provisions of Section 13.1). Concurrently with Tenant’s request for consent to the initial Improvements (as defined in the Work Letter) or any Alterations,

Tenant may request in writing that Landlord determine whether such Improvements or Alterations will be required to be so removed and if Landlord does not require such removal when consent is given, Tenant shall not be obligated to remove the Improvements or Alterations at the expiration or earlier termination of this Lease. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building or the Property whatsoever.
13.3    Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith. Tenant shall remove any such lien within ten (10) business days after notice from Landlord, and if Tenant fails to do so, an Event of Default by Tenant shall have occurred, and in addition, Landlord, without limiting its remedies, may bond, insure over or otherwise pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility.
14.    LANDLORD'S RIGHTS. Landlord reserves the right to enter the Premises upon not less than twenty-four (24) hours’ prior notice to Tenant (or without notice in case of an emergency) and/or to undertake the following activities all without abatement of rent or liability to Tenant: inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; make such alterations, repairs, improvements or additions to the Premises as required or permitted hereunder; change boundary lines of the Land so long as such change does not materially and adversely impact Tenant's use of the parking area and/or access to the Premises; install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities at the Property or the Building; install, maintain and operate conduit cabling within the utility and/or conduit ducts and risers within the Building, as well as grant lease, license or use rights to third parties, to utilize the foregoing easements or licenses on the Land and/or the Property so long as Tenant’s use of the parking area and/or access to the Premises are not materially and adversely affected; grant easements, rights of way, utility raceways and make dedications; dedicate for public use portions of the Land and/or the Property so long as Tenant’s use of the parking area and/or access to the Premises are not materially and adversely affected; and record parcel maps, restrictions, covenants, conditions and restrictions affecting the Land and/or the Property and/or amendments to existing CC&Rs which do not unreasonably interfere with Tenant's use of the Premises or impose additional material monetary obligations on Tenant; change the name of the Building and/or the Property; affix reasonable signs and displays on the Building and/or the Land (including rental signs); and, show the Premises to prospective purchasers, current or prospective investors, Mortgagees, ground lessees or insurers, or, during the last twelve (12) months of the Term (or following any Event of Default), prospective tenants. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after normal business hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations in the Premises and shall comply with Tenant’s reasonable security protocols during and in connection with any such entry, provided that Landlord receives notice of such security protocols.

15.    ENVIRONMENTAL MATTERS.
15.1    Hazardous Materials. Tenant shall not cause nor permit, nor allow any of Tenant's or Tenant’s affiliates’ employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (individually, a "Tenant Party" and collectively, "Tenant's Parties") to cause or permit, any Hazardous Materials (as defined herein) to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building or the Property, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, in compliance with all Applicable Laws, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use (as hereinafter defined) and does not, in Landlord’s good faith and reasonable business judgment, expose the Premises, the Building or the Project, or any part thereof, or neighboring properties to any risk of contamination or damage or, in Landlord’s good faith and reasonable business judgment, expose Landlord to the possibility of any liability therefor; provided, that, for the sake of clarity, Tenant need not provide written notice to Landlord of Tenant’s use and storage of routine office and janitorial supplies so long as they are stored in usual and customary quantities, and stored, used and disposed of in accordance with all applicable Environmental Laws. In exercising its good faith and reasonable business judgment as described in the preceding sentence, Landlord agrees that it will make its determinations as to whether Hazardous Materials for which Tenant seeks Landlord’s consent expose the Premises, the Building or the Project, or any part thereof, or neighboring properties to any risk of contamination or damage, or expose Landlord to the possibility of any liability therefor in substantially the same manner and using substantially the same criteria as Landlord employs in making such determinations for comparable industrial tenants occupying comparable properties owned by Landlord and/or its affiliates. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of Hazardous Materials by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises and/or the deposit of a security deposit. For purposes of this provision, the term “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a prohibited or restricted Hazardous Material listed on Exhibit M to this Lease, and (iii) the presence in, on or about the Premises of a Hazardous Material with respect to which any applicable laws require that a notice be given to persons entering or occupying the Premises (provided that the presence in, on or about the Premises of a Hazardous Material with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises shall not be a Reportable Use so long as Tenant provides all such required notices). In no event shall Tenant use or store any of the prohibited materials listed on Exhibit M to this Lease. Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Property without Landlord’s prior written consent which may be withheld in Landlord’s sole discretion. As used herein, the term "Environmental Laws" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Laws, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and explosives, flammables, or radioactive substances of any kind. As defined in Environmental Laws, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. Tenant and Tenant's Parties shall comply with all Environmental Laws and promptly notify Landlord in writing of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, in, on, under or about the Premises or the improvements or the soil or groundwater thereunder. Tenant shall neither create or suffer to exist, nor permit any Tenant Party to create or suffer to exist any lien, security interest or other charge or encumbrance of any kind with respect to the Property, including without limitation, any lien imposed pursuant to Section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9607(1)) or any similar state statute. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. To the extent such tests indicate the presence of any environmental condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant's or any Tenant Party's occupancy (expressly excluding any environmental condition caused by Hazardous Materials which have migrated from neighboring properties), Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase "environmental condition" shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant's or any Tenant Party's occupancy (expressly excluding any environmental condition caused by Hazardous Materials which have migrated from neighboring properties), Tenant shall promptly notify both the property manager and the Landlord. If such environmental condition did not occur at all as a result of migration from offsite property and was caused solely by Tenant or any Tenant Party, then Tenant shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord's election, reimburse Landlord, upon demand, for the cost to Landlord of performing work. The reimbursement shall be paid to Landlord in advance of Landlord's performing such work, based upon Landlord's reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall promptly after receipt of Landlord's bills therefor or Landlord shall promptly refund to Tenant any excess deposit, as the case may be.
15.2    Indemnification.   Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless the Indemnitees from and against any and all Losses of or in connection with (1) Tenant and/or any Tenant Party's breach of this Section 15, or (2) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant's and/or any Tenant Party's activities, or failure to act, in connection with the Premises. Landlord reserves the right to retain counsel for its defense, in which case Tenant shall be responsible for the cost of such defense. This indemnity shall include, without limitation, any Losses arising from or in connection with (i) the effects of any contamination or injury to person, property or the environment created or suffered by Tenant or any Tenant Party, (ii) the cost of any required or necessary repair, cleanup or detoxification of any contamination to the extent caused by Tenant or any Tenant Party, and the preparation and implementation of any closure, monitoring or other required plans with respect to such contamination, whether such action is required or necessary prior to or following the termination of this Lease, (iii) lost profits, consequential damages, the cost of demolition or rebuilding any improvements on real property to the extent resulting from any contamination caused by Tenant or any Tenant Party, (iv) interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant (with respect to which Tenant waives any right to raise as a defense against Landlord any immunity to which it may be entitled under any industrial or worker’s compensation laws), (v) fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories, and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials to the extent created or suffered by Tenant or to the extent resulting from a violation of such Environmental Laws by Tenant or any Tenant Party, and (vi) diminution in the fair market value of the Property including without limitation any reduction in fair market rental value or life expectancy of the Property or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Property or any portion thereof, to the extent resulting from any contamination to the extent caused by Tenant or any Tenant Party. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.
15.3    Environmental Questionnaire Disclosure.   Simultaneously with the execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Materials Survey Form in the form of Exhibit G attached hereto (“Survey Form”), and Tenant shall certify to Landlord that all information contained in the Survey Form is true and correct. The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely on the information contained therein. Within ten (10) days following receipt by Tenant of a written request therefor from Landlord (which request shall not be made more often than annually), Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve (12) month period prior to and after each such request, or which Tenant intends to store, generate, use or dispose of on, under or about the

Premises, provided that Tenant is not required to disclose ordinary office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. At Landlord’s option, Tenant’s disclosure obligation under this Subparagraph shall include the requirement that Tenant update, execute and deliver to Landlord the Survey Form, as the same may be modified by Landlord from time to time.
15.4    Surrender. In the 90 days prior to the expiration or termination of the Lease, and for up to 90 days after the later to occur of: (i) Tenant’s full surrender to Landlord of exclusive possession of the Property; and (ii) the termination of this Lease, Landlord may have an environmental assessment of the Property performed. Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the consultant performing such assessment which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contamination of the Property to the extent caused by the acts or omissions of Tenant or any Tenant Parties. Tenant’s obligations under this Section 15.4 shall survive the expiration or termination of this Lease.
15.5    Pre-Existing Conditions; Indemnification of Tenant. Notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible for any Hazardous Materials existing on the Premises as of the date possession of the Premises is delivered to Tenant, except to the extent that Tenant knowingly exacerbates any such pre-existing condition in the Premises. Landlord shall indemnify, protect, defend and hold Tenant, its members, managers, principals, beneficiaries, partners, directors, officers, employees, shareholders, agents, successors and assigns harmless from and against any Losses arising out of or involving any Hazardous Materials brought onto the Property by Landlord.
16.    DAMAGE AND DESTRUCTION. If at any time during the Term all or a portion of the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after Landlord becomes aware of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed nine (9) months from the issuance of all permits, Landlord may elect to terminate this Lease and Tenant may, as its sole remedy, terminate this Lease on or before thirty (30) days after receipt of Landlord's notice describing the estimated restoration time that is greater than nine (9) months. If neither Landlord or Tenant elects to terminate this Lease under the terms of this Section 16, but the damage required to be repaired by Landlord is not repaired within the period nine (9) months from the issuance of all permits (the “9 Month Period”) (subject to extension for any Force Majeure events, provided that in no event shall such extension exceed 90 days), then Tenant (subject to the provisions of this Section 16), within thirty (30) days after the end of such 9 Month Period, may terminate this Lease by written notice to Landlord, in which event this Lease shall terminate as of the date of receipt of the notice. Notwithstanding the foregoing, if Landlord is diligently proceeding to complete the repair of such damage, then Tenant shall not have the right to terminate this Lease if, prior to the expiration of the 9 Month Period, Landlord, at Landlord’s sole option, gives written notice to Tenant that the repairs will be completed within thirty (30) days after the end of such 9 Month Period, and the repairs are actually completed within such thirty (30) day period. If the repairs are not completed within thirty (30) days after the end of such 9 Month Period, then Tenant may terminate this Lease by written notice to Landlord. Such notice of termination shall be given within sixty (60) days after the end of such 9 Month Period, and shall be effective upon receipt thereof by Landlord. In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the fire or other casualty shall have the right to terminate this lease if: (1) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt or ground lease, or (2) a material uninsured loss to the Building or Premises occurs. If neither party either elects to terminate this Lease as provided above or if neither party has the right to terminate this Lease as provided above, then Landlord shall promptly commence to restore the Premises, subject to delays arising from Force Majeure events. Such restoration shall be to substantially the same condition that existed prior to the fire or other casualty, except for modifications required by Applicable Laws. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant insurance with respect to the Improvements and any Alterations, provided if the estimated cost to repair such Improvements and Alterations exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within fifteen (15) days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Alterations. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the fire or other casualty, or the repair thereof. If this Lease is not terminated by Landlord or Tenant in accordance with this section, Tenant shall be responsible for and shall pay to Landlord all Commercially Reasonable Deductibles or Self-insurance Retentions. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than the lesser of (a) three (3) months, or (b) one-third of the remainder of the Term, to repair such damage. Provided no monetary Event of Default or material non-monetary Event of Default by Tenant has occurred, Base Rent and Operating Expenses and Real Property Taxes shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is untenantable bears to the total area of the Premises. For the sake of clarity, such abatement shall apply even if this Lease is terminated in accordance with the foregoing provisions of this Section 16. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate this Lease by reason of damage or casualty loss. Tenant agrees that the terms of this Section 16 shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law. Consequently, Tenant waives any right to terminate the Lease by reason of damage or casualty loss accorded Tenant by any law currently existing or hereafter enacted, including without limitation, all rights pursuant to California Civil Code Sections 1932(2.), 1933(4.), 1941 and 1942 and any similar or successor laws. Landlord and Tenant agree that the provisions of this Section 16 shall only apply when the Premises is physically damaged or the structural integrity of the Premises is degraded as a result of a fire or other casualty. In no event shall a temporary closure of the Building or the Property for the purpose of protecting public health constitute physical damage to the Premises, nor shall Tenant’s inability to productively use the Premises during any such temporary closure be deemed a casualty.
17.    CONDEMNATION. If any part of the Premises or the Building should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would materially interfere with or impair Landlord's ownership or operation of the Property (as reasonably determined by Landlord), then upon written notice by Landlord this Lease shall terminate and Base Rent and Operating Expenses and Real Property Taxes shall be apportioned as of the date of the Taking. If more than ten percent (10%) of the floor area of the Building or more than twenty-five percent (25%) of the parking areas of the Property is Taken, Tenant may, at Tenant’s option, to be exercised in writing within ten (10) days after Landlord shall have given Tenant written notice of such Taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If part of the Premises or the Building shall be

Taken and such condemnation does not materially interfere with or impair Landlord’s ownership or operation of the Property, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Term shall be reduced to such extent as Landlord reasonably determines under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's trade fixtures, if a separate award for such items is made to Tenant. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant agrees that the terms of this Section 17 shall govern any Taking and shall accordingly supersede any contrary statute or rule of law. In no event shall any governmental action for the purpose of protecting public safety (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation), including but not limited to, any order requiring businesses to close temporarily, be considered a Taking requiring government compensation or entitling Tenant to abatement of rent or any other remedy.
18.    DEFAULT.
18.1    Event of Default. The occurrence of any of the following events shall, at Landlord's option, constitute an "Event of Default":
18.1.1    Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of three (3) business days after written notice to Tenant.
18.1.2    Tenant or any guarantor or surety of Tenant's obligations hereunder shall (1) make a general assignment for the benefit of creditors; (2) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively, a "proceeding for relief"); (3) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (4) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
18.1.3    Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.
18.1.4    Tenant shall not occupy or shall vacate the Premises whether or not Tenant is in monetary or other default under this Lease; provided, however, that Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (1) ensure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (2) ensure that the Premises are secured and not subject to vandalism, and (3) ensure that the

Premises will be properly maintained after such vacation, including, but not limited to, keeping the heating, ventilation and cooling systems maintenance contracts required by this Lease in full force and effect.
18.1.5    There shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.
18.1.6    Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 18.1, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default (unless such performance due to the nature of the obligation, requires a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary but in no event shall such default continue more than ninety (90) days after Landlord shall have given Tenant written notice of such default).
18.2    Landlord's Remedies. Upon any Event of Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:
18.2.1    Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and Landlord may recover from Tenant the following: (a) the worth at the time of award of the unpaid Rent which had been earned at the time of such termination; (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus (e) at Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by law. As used in subsection (a) and subsection (b) above, the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in subsection (c) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.
18.2.2    Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.
18.2.3    Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Section 18.2.1 and Section 18.2.2, or any law or other provision hereof), without prior demand or notice except as required by law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.
18.2.4    Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275, California Code of Civil Procedure §§ 1174(c) and 1179, and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.
18.2.5    If Landlord elects to cure such Event of Default by Tenant, Landlord may, at Landlord's option, enter into and upon the Premises and correct the same without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom. If any lien is filed and not cured within the fifteen (15) day time period set forth above, then Landlord may take such action as may be necessary to remove such lien. Tenant agrees to pay Landlord an amount equal to one hundred ten percent (110%) of any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, including without limitation, attorney’s fees, together with interest thereon at the Applicable Interest Rate from the date of expenditure.
18.2.6    Exercise by Landlord of any one (1) or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that except as provided in Section 18.2.1 and Section 18.2.2 above, such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one (1) or more of its rights in connection with any subsequent Event of Default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Term, rental concessions, alterations and repair of the Premises, and lease of less than the entire Premises to any tenant). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.
18.2.7    Even if an eviction moratoria exists, to the extent permitted by Applicable Laws, Landlord shall have the right to continue this Lease in effect and bring an action to collect rent due under this Lease (including an action against any guarantors of Tenant's obligations under this Lease) and otherwise exercise Landlord's rights and remedies under this Lease including, but not limited to, Landlord's right to apply or draw upon any security deposit or letter of credit delivered to Landlord pursuant to this Lease.
19.    ASSIGNMENT AND SUBLETTING.
19.1    Tenant shall not assign, sublet, convey, mortgage, license or otherwise transfer (any of the foregoing, a “Transfer”), whether voluntarily or involuntarily or by operation of law, the Premises or any part thereof without Landlord's prior written approval, which shall not be unreasonably withheld. A “Transfer” shall be deemed to include, without limitation, any of the following: (i) the merger of Tenant with any other entity or the indirect or direct transfer of any controlling or managing ownership or beneficial interest in Tenant, and (ii) the assignment or transfer of a substantial portion of the assets of Tenant, whether or not located at the Premises. If Tenant desires to undertake a Transfer, Tenant shall give Landlord prior written notice thereof with copies of all related documents and agreements associated with the Transfer, including without limitation, the financial statements of any proposed assignee, subtenant or transferee, at least thirty (30) days prior to the anticipated effective date of the Transfer. Tenant shall pay Landlord's reasonable attorneys' and financial consultant's fees incurred in the review of such documentation (not to exceed $2,000.00) whether or not a Transfer is consummated or approval is granted. If Landlord fails to notify Tenant in writing of Landlord’s approval or disapproval of any proposed Transfer within fifteen (15) business days of Landlord’s receipt of all required documentation, Landlord shall be deemed to have disapproved such Transfer. If Landlord approves of such Transfer, the parties shall enter into a consent agreement in a form reasonably designated by Landlord, and in the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. Any purported Transfer contrary to the provisions hereof shall be void and constitute an Event of Default. This Lease may not be assigned by operation of law. In the event of an assignment of this Lease, Landlord shall have the right to recapture the Premises. If Landlord exercises its right to recapture, this Lease shall automatically be terminated effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable document reflecting such termination. If Tenant receives rent or other consideration for any such Transfer in excess of the Rent, or in the case of a sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord fifty percent (50%) of the amount by which each such payment of rent or other consideration from the Transfer exceeds the Rent required hereunder, but only after Tenant has recovered from such excess Tenant’s actual and reasonable attorney's fees, brokerage commissions and improvement allowances or improvement costs incurred directly in connection with such assignment or subletting. Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment had been made, and in no event shall any assignment or other Transfer release or relieve Tenant from any obligation under this Lease. Tenant shall not collaterally assign, mortgage, pledge, hypothecate or otherwise encumber this Lease or any of Tenant's rights hereunder without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.
19.2    Notwithstanding the foregoing but provided that the present tangible net worth of the transferee is not less than the greater of Tenant’s tangible net worth at the Effective Date or Tenant’s tangible net worth at the date of the proposed sublease or assignment, Tenant may assign this Lease or sublease the Premises (each, a “Permitted Transfer”), without Landlord’s consent but upon written notice to Landlord at least ten (10) days prior to such Permitted Transfer (or such shorter period prior to, or as soon as possible after, the Permitted Transfer if under Applicable Laws Tenant is not permitted to provide such notice at least ten (10) days prior to such Permitted Transfer), to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant or which acquires all or substantially all of the stock or assets of Tenant (each, a “Permitted Transferee”). In such case, any Permitted Transferee shall assume in writing all of Tenant’s obligations under this Lease. “Net worth” for purposes of this Lease shall be the tangible net worth of Tenant (excluding goodwill and the net worth of any guarantors) established under generally accepted accounting principles consistently applied.
19.3    Notwithstanding anything to the contrary contained in this Section 19, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises.
20.    ESTOPPEL, ATTORNMENT AND SUBORDINATION.
20.1    Estoppel. Within ten (10) business days after written request by Landlord (but not more often than one time every six months [except in connection with a sale or refinancing of the Property or Tenant’s default under this Lease]), Tenant shall execute and deliver a commercially reasonable certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any Event of Defaults and the amount of Rent that is due and payable. Tenant's failure to deliver said statement in such time period shall be an Event of Default hereunder and shall be conclusive upon Tenant that (1) this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) there are no uncured Event of Defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (3) no more than one month's Base Rent has been paid in advance.
20.2    Subordination. This Lease shall unconditionally be and at all times remain subject and subordinate to all ground leases, master leases and all mortgages and deeds of trust which now or hereafter affect the Premises or the Property or Landlord's interest therein (including any modifications, renewals or extensions thereof and all amendments thereto) (collectively, referred to as a “Mortgage”), all without the necessity of Tenant's executing further instruments to effect such subordination. The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. If requested, Tenant shall execute and deliver to Landlord within ten (10) business days after Landlord's request whatever documentation that may reasonably be required to further effect the provisions of this paragraph including a Subordination, Nondisturbance and Attornment Agreement ("SNDA") in the form reasonably required by the applicable Mortgagee, subject to commercially reasonable modifications requested by Tenant. Notwithstanding anything contained in this Lease to the contrary, (1) the obligation for commissions under Section 26.19 shall not be binding on, and will not be enforceable against, any of Owner's Mortgagees, and (2) such commission obligation shall be unconditionally subordinate to the lien of any Mortgage, and any commissions otherwise payable under this Lease shall not be due or payable after an event of default under any such mortgage or other security interest. Notwithstanding anything to the contrary contained in this Section 20.2, the holder of any such Mortgage may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of executing, delivery or recording and in the event such Mortgagee shall have the same rights with respect to this Lease as though this Lease has been executed prior to the executing, delivery and recording of such Mortgage and had been assigned to such Mortgagee. Landlord shall use commercially reasonable efforts to provide Tenant with a Subordination, Nondisturbance and Attornment Agreement ("SNDA"), from any existing holder of a Mortgage, on such holder’s standard form, within sixty (60) days after the date of the mutual execution and delivery of this Lease; provided that if Tenant seeks to negotiate the terms of such form SNDA and the holder of such Mortgage charges

Landlord a fee in connection with such negotiation, then Tenant shall pay to Landlord as Additional Rent such fee for negotiating the SNDA. Failure by Landlord to obtain such SNDA shall not affect the validity of this Lease and will not be deemed a default hereunder by Landlord.
20.3    Attornment. Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon any foreclosure of any Mortgage upon such land or buildings or upon the execution of any deed in lieu of foreclosure in respect to such Mortgage. Tenant shall pay all rental payments required to be made pursuant to the terms of this Lease for the duration of the term of this Lease. Tenant’s attornment shall be effective and self-operative without the execution of any further instrument immediately upon Mortgagee’s succeeding Landlord’s interest in this Lease and giving written notice thereof to Tenant. If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein; provided, however, that no such Mortgagee or successor- in-interest shall be bound by any payment of Base Rent for more than one (1) month in advance, or any amendment or modification of this Lease made without the express written consent of such Mortgagee where such consent is required under applicable loan documents. Mortgagee shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Landlord under this Lease, nor for the return of any sums which Tenant may have paid to Landlord under this Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Landlord to Mortgagee. If Mortgagee, by succeeding to the interest of Landlord under this Lease, should become obligated to perform the covenants of Landlord hereunder, then, upon, any further transfer of Landlord’s interest by Mortgagee, all such obligations shall terminate as to Mortgagee.
20.4    Mortgagee Protection. Tenant agrees to give any Mortgagee of any Mortgage secured by the Premises or the Property, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord by Tenant concurrently with delivery to Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases or otherwise) of the address of such Mortgagee. Tenant further agrees that, except as otherwise expressly provided in Section 12.3, if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such Mortgagee has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default). Notwithstanding the foregoing, in no event shall any Mortgagee have any obligation to cure any default of the Landlord.
21.    LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE BUILDING, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE

BUILDING IF THE BUILDING WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE BUILDING. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD INDEMNITEES. NEITHER LANDLORD NOR ANY LANDLORD INDEMNITEES SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD INDEMNITEES OR MORTGAGEES BE LIABLE TO TENANT FOR LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WHENEVER LANDLORD TRANSFERS ITS INTEREST, LANDLORD SHALL BE AUTOMATICALLY RELEASED FROM FURTHER PERFORMANCE UNDER THIS LEASE AND FROM ALL FURTHER LIABILITIES AND EXPENSES HEREUNDER AND THE TRANSFEREE OF LANDLORD’S INTEREST SHALL ASSUME ALL LIABILITIES AND OBLIGATIONS OF LANDLORD HEREUNDER FROM THE DATE OF SUCH TRANSFER.
22.    INTENTIONALLY OMITTED.
23.    HOLDING OVER. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall be a tenancy at sufferance only, for the entire Premises, subject to the terms and conditions of this Lease, provided that Tenant shall pay monthly Base Rent (determined on a per month basis without reduction for partial months during the holdover) equal to one hundred fifty percent (150%) of the Base Rent in effect immediately prior to such holding over. This Section shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all Losses (including without limitation consequential damages) resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys' fees and brokerage commissions.
24.    NOTICES. All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1; provided, however, notices sent by Landlord regarding general Building operational matters may be sent via e-mail to the e-mail address provided by Tenant to Landlord for such purpose; provided that if a notice relates to an Event of Default or to any circumstance that, with the giving of notice or the passage of time, or both, could constitute an Event of Default hereunder, then Landlord shall deliver such notice by email IN ADDITION TO delivery by one of the other means of delivery set forth above, and such notice shall be deemed received by Tenant based on the timing described in the next sentence with respect to such other means of delivery, and not on the timing of Tenant’s receipt of the notice by email. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, provided that if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, then a notice to Tenant shall be deemed to have been received 3 days after such notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.
25.    SURRENDER. Upon the expiration or earlier termination of this Lease, Tenant shall, to the extent required, and in accordance with Section 13.2, repair any damage to and restore the condition of the Premises. Tenant shall also remove all of Tenant's Property and shall repair all damage to the Premises, the Building or the Property caused by the installation or removal of Tenant's Property. In no event shall Tenant remove from the Building any mechanical or electrical systems, including without limitation, any power wiring or power panels, lighting or lighting fixtures, wall coverings, drapes, blinds or other window coverings, carpets or other floor coverings, heaters, air conditioners or any other heating and air conditioning equipment, fencing or security gates, load levelers, dock lights, dock locks or dock seals, or any wiring or any other aspect of any systems within the Premises, unless Landlord specifically permits or requires such removal in writing (which notice Landlord shall provide to Tenant not less than sixty (60) days prior to the end of the Term), and except as otherwise expressly provided in this Lease. Tenant shall surrender the Premises, together with all keys and security codes, to Landlord broom clean, in substantially the same condition as when received, and in the condition described on Exhibit H attached hereto, ordinary wear and tear, repairs for which Tenant is not responsible under this Lease and damage by fire or casualty excepted. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements for which Tenant is responsible under this Lease shall not be deemed "reasonable wear and tear”. In order to prepare for and substantiate such surrender, Tenant and Landlord shall cooperate in good faith to meet for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than ninety (90) days) before the last day of the Term, and the second to occur not later than five (5) business days after Tenant has vacated the Premises. In the event Tenant fails to participate in either such inspection after the timing thereof has been agreed to by the parties, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration. If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within 2 days after termination of this Lease or termination of Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.
26.    MISCELLANEOUS.
26.1    Entire Agreement. This Lease, Addenda, Exhibits and Schedules set forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.
26.2    Time of Essence; Business Days. Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease. For all purposes herein, a “business day” shall mean Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other industrial buildings in the area where the Building is located.
26.3    Attorneys' Fees; Jury Trial Waiver. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs incurred by Landlord in interpreting or enforcing this Lease in connection with an Event of Default or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.
26.4    Severability. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.
26.5    Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located, and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state.
26.6    No Option. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.
26.7    Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 19, Tenant.
26.8    Third Party Beneficiaries.    Nothing herein is intended to create any third party beneficiary.
26.9    Memorandum of Lease.     Tenant shall not record this Lease or a short form memorandum hereof.
26.10    Agency, Partnership or Joint Venture. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.

26.11    Merger.    The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.
26.12    Headings. Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.
26.13    Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation to provide a guard service or other security measures whatsoever.
26.14    No Press Release. Any press release or other similar public statement regarding Tenant's occupancy of the Premises or this Lease shall require the prior written mutual approval of Landlord and Tenant.
26.15    Landlord's Lien/Security Interest. Tenant hereby grants Landlord a security interest, and this Lease constitutes a security agreement, within the meaning of and pursuant to the Uniform Commercial Code of the state in which the Premises are situated as to all of Tenant's Property (except merchandise sold in the ordinary course of business) as security for all of Tenant's obligations hereunder, including, without limitation, the obligation to pay rent.
26.16    Signs. All signs and graphics of every kind visible in or from public view or the exterior of the Premises (whether located inside or outside of the Premises) shall be subject to Landlord's prior written approval (not to be unreasonably withheld) and shall be subject to the CC&Rs and any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's signage program (if any). The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Section 13 (Alterations). Tenant, at Tenant’s sole cost and expense, shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.
26.17    Waiver.   No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.
26.18    Financial Statements. Tenant shall provide, and cause each Guarantor, if applicable, to provide to any Mortgagee, any purchaser of the Building and/or the Property or Landlord, within ten (10) business days after request, a current, accurate, audited financial statement for Tenant and Tenant's business (and Guarantor and Guarantor’s business, if applicable) and financial statements for Tenant and Tenant's business (and Guarantor and Guarantor’s business, if applicable) for each of the three (3) years prior to the current financial statement year prepared under generally accepted accounting principles consistently applied and certified by an officer of the Tenant (or Guarantor, if applicable) as being true and correct. Tenant shall also provide, and cause each Guarantor, if applicable, to provide, within said ten (10)-day period such other financial information or tax returns as may be reasonably required by Landlord, any purchaser of the Building and/or the Property or any Mortgagee of either. Notwithstanding the foregoing, Landlord shall not request financial statements more than once in any twelve (12) month period during the Term unless (i) Tenant has committed a monetary Event of Default or a material non-monetary Event of Default, (ii) Landlord reasonably believes that there has been a material adverse change in Tenant’s financial position since the last financial statement provided to Landlord, or (iii) such request is made (a) in connection with a proposed sale or transfer of the Building by Landlord, or (b) by any Mortgagee or prospective Mortgagee. Tenant hereby authorizes Landlord, and shall cause each Guarantor, if applicable, to authorize Landlord to obtain one (1) or more credit reports on Tenant (and Guarantor, if applicable) at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. For long as Tenant is not subject to the public reporting requirements of Federal securities laws, Landlord shall keep all financial information provided by Tenant strictly confidential and shall not disclose such information to any person or entity other than to Landlord’s legal and financial consultants and to any prospective Mortgagee or purchaser of the Building and/or Property, provided that Landlord shall cause any such prospective Mortgagee or purchaser of the Building and/or Property to agree in writing (in a form reasonably approved by Tenant) to maintain the confidentiality of Tenant’s financial information.
26.19    Brokerage Commission.   Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker, agent or finder in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, agents or finders other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, agents or finders, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.
26.20    Authorization. If Tenant signs as a corporation, partnership, limited liability company, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Premises is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.
26.21    Joint and Several. If Tenant consists of more than one person, the obligation of all such persons shall be joint and several. In such event, requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities, and notices to any one person or entity shall be deemed to have been given to all persons and entities.

26.22    Covenants and Conditions. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.
26.23    Consents.   Except as otherwise provided elsewhere in this Lease, Landlord's actual reasonable out-of-pocket costs and expenses (including, but not limited to, architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Material, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor.
26.24    Force Majeure. “Force Majeure” as used in this Lease means delays resulting from causes beyond the reasonable control of Landlord or Tenant, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Property, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance, failure or inability to secure materials, supplies or labor through ordinary sources, earthquake, or other natural disaster, epidemics, pandemics or other outbreaks of virus or contagious disease or other similar health-related occurrence, or any cause whatsoever beyond the reasonable control (excluding financial inability) of Landlord or Tenant, or any of its contractors or other representatives, whether foreseen or unforeseen and including causes that may or may not be related to the any of the causes hereinabove stated. Except for Tenant’s obligation to pay Rent and other charges due under this Lease, the parties shall not be held responsible for delays in the performance of their obligations hereunder when caused by a Force Majeure.
26.25    OFAC.    Tenant hereby represents, warrants and certifies that: (i) neither it nor its officers, directors, or controlling owners is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order, the United States Department of Justice, or the United States Treasury Department as a terrorist, “Specifically Designated National or Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (“SDN”); (ii) neither it nor its officers, directors or controlling owners is engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation; and (iii) neither it nor its officers, directors or controlling owners is in violation of Presidential Executive Order 13224, the USA PATRIOT Act, (Public Law 107-56), the Bank Secrecy Act, the Money Laundering Control Act or any regulations promulgated pursuant thereto. If the foregoing representations are untrue at any time during the Lease Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
26.26    Roof Use by Landlord. Landlord reserves the right to use the surface of the roof in any manner which does not materially interfere with Tenant's use of the Premises including, but not limited to, installation of solar equipment, but expressly excluding billboards and cell towers, provided that Landlord has obtained the prior approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.
26.27    Guarantors. The Guarantors, if any, shall each execute a full payment and performance guaranty in a form provided by Landlord. It shall constitute an Event of Default of the Tenant if any Guarantor fails or refuses, upon request to provide: (1) evidence of the execution and continued enforceability of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (2) current financial statements, (3) an estoppel certificate, or (4) written confirmation that the guaranty is still in effect as a valid binding obligation.
26.28    Parking. Tenant shall have the right to park in all of the parking spaces located on the Property. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. Except as provided in the last sentence of this Section 26.28, the parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles, SUV’s or pick-up trucks (“Permitted Size Vehicles”) and vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Section, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Notwithstanding any of the foregoing provisions of this Section 26.28, Tenant shall have the right to park and keep vans and small trucks in the parking lot at all times, and shall have the right to fence off a portion of the parking lot, at a location to be approved by Landlord (which approval shall not be unreasonably withheld), in which to keep such vehicles.
26.29    Intentionally Omitted.
26.30    Counterparts.   This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.
26.31    Light and Air.   This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease.
26.32    Auctions.   Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent, which Landlord may withhold in its sole discretion. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

26.33    Unrelated Business Income. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.
26.34    Waiver of Redemption and Common Law Defenses by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing (a) to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease, and (b) to disavow the effectiveness of this Lease or claim that Tenant is excused from Tenant’s obligations with regard to Rent and other charges to be paid by Tenant pursuant to this Lease based on any common law doctrines of frustration of purpose or impracticability or impossibility of performance regardless of the occurrence of events making performance of Tenant’s obligations under this Lease unprofitable, less profitable or more difficult, including the unavailability of a particular source of funds.
26.35    Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.
26.36    Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants.
26.37    Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2), 1933(4) and 1945.       Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar Law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995.310.
26.38    Energy Usage. If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Property, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption at the Building that Landlord may request.
26.39    Inspection by a CASp in Accordance with Civil Code § 1938. Pursuant to California Civil Code Section 1938, Landlord is required to inform Tenant whether the Premises has undergone inspection by a Certified Access Specialist (“CASp”) to determine whether the Premises meets all applicable construction-related accessibility standards pursuant to Section 55.53 of the California Civil Code. Landlord informs Tenant that the Premises have not been so inspected by a CASp and Tenant acknowledges that neither the Building nor the Premises has undergone inspection by a CASp. As required by Section 1938(e) of the California Civil Code, Landlord states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." Landlord and Tenant agree that any CASp inspection requested by Tenant shall be conducted at Tenant's sole cost and expense and any repairs to correct violations of construction-related accessibility standards disclosed by any CASp inspection requested by Tenant shall be performed at Tenant’s sole cost and expense.

Landlord and Tenant have executed this Lease under seal in two or more counterparts as of the day and year first above written.

LANDLORD:

COLFIN 2019-2D INDUSTRIAL OWNER, LLC, a Delaware limited liability company

By:	/s/ Bud Pharris
Name:	Bud Pharris
Title:	Vice President

TENANT:

VELO3D INC., a Delaware corporation

By:	/s/ Benny Buller
Name:	Benny Buller
Title:	Chief Executive Officer
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